UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2014

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

49 Geary Street, Suite 235

San Francisco, California 94108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 348-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Not applicable.

(b) Not applicable.

(c) On March 20, 2014, the Board of Directors (the “Board”) of LookSmart, Ltd. (the “Company”) appointed Lori House as the Company’s Principal Financial Officer and Principal Accounting Officer (such appointment, the “Appointment”).

Prior to the Appointment, Ms. House, 54, served as the Company’s Controller, a position she’s held since July 2011. From July 2006 to June 2010, Ms. House served as Controller at Senetek PLC, a United Kingdom-based, publicly traded life sciences and consumer products company. Prior to that time, Ms. House served as Assistant Controller to NanoTex and Controller to Eskanos and Alder, Vision Depot and Advanced Bioresearch Associates. Prior to serving in these roles, Ms. House became a CPA while at Ernst & Young. Ms. House holds a Bachelor of Science degree in accounting from St. Mary’s College of California.

Prior to the Appointment, Ms. House was paid an annual cash salary by the Company of $150,000 per annum. Ms. House’s compensation has not changed as a result of the Appointment. Ms. House also received two prior grants of stock options under the Company’s 2007 Equity Incentive Plan: a grant of 3,333 options on July 25, 2011, and a grant of 1,667 options on July 2, 2012. Twenty-five percent of the aggregate number of stock options held by Ms. House vested on July 25, 2012, and the remaining 75% vested pro-rata over the 36 months following July 25, 2012. As of the date hereof, Ms. House is deemed to beneficially own a total of 3,542 stock options.

Following the Appointment, Ms. House entered into an indemnification agreement with the Company on the Company’s standard form of indemnification agreement which provides, to the fullest extent permitted or provided by the Company’s certificate of incorporation and bylaws or by Delaware law, indemnification against expenses, judgments, fines, penalties and amounts paid in settlement relating to, arising out of or resulting from any event or occurrence related to the fact that the indemnitee is or was a director or executive officer of the Company, as qualified in the indemnification agreements. A copy of the standard form of indemnification agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the indemnification agreement does not purport to be complete and is qualified by its entirety by reference to Exhibit 10.1.

(d) Not applicable.

(e) Not applicable.

(f) Not applicable.

Item 8.01.	Other Events

The Board has approved a standard form of indemnification agreement to be entered into by the Company with each of its directors and executive officers. This standard form of indemnification agreement replaces any prior form of indemnification agreements previously used by the Company with its directors and executive officers as previously filed with the Securities and Exchange Commission (however, none of the current directors or executive officers had entered into any prior form of indemnification agreement with the Company).

In general, the standard form of indemnification agreement provides, to the fullest extent permitted or provided by the Company’s certificate of incorporation and bylaws or by Delaware law, indemnification against expenses, judgments, fines, penalties and amounts paid in settlement relating to, arising out of or resulting from any event or occurrence related to the fact that the indemnitee is or was a director or executive officer of the Company, as qualified in the indemnification agreements.

A copy of the standard form of indemnification agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the indemnification agreement does not purport to be complete and is qualified by its entirety by reference to Exhibit 10.1.

Item9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement

* * *

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOKSMART, LTD.

By:	/s/ Michael Onghai
Michael Onghai
Chief Executive Officer

Dated: March 26, 2014

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Exhibit Index

Exhibit No.	Description

10.1	Form of Indemnification Agreement